Exhibit 99.1

Sunnova Announces Pricing of Offering of $500 Million of 0.25% Convertible Senior Notes

HOUSTON, May 17, 2021 (BUSINESSWIRE) – Sunnova Energy International Inc. (“Sunnova”) (NYSE: NOVA) today announced the pricing of $500 million aggregate principal amount of 0.25% convertible senior notes due 2026 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Sunnova also granted the initial purchasers of the notes the option to purchase up to an additional $75 million aggregate principal amount of the notes within a 13-day period beginning on, and including, the date on which the notes are first issued. The sale of the notes is expected to close on May 20, 2021, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Sunnova and will bear cash interest from May 20, 2021 at an annual rate of 0.25% payable on June 1 and December 1 of each year, beginning on December 1, 2021. The notes will mature on December 1, 2026, unless earlier converted, repurchased or redeemed. The initial conversion rate will be 28.9184 shares of Sunnova’s common stock, par value $0.0001, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $34.58 per share of Sunnova’s common stock). The notes will be convertible into cash, shares of Sunnova’s common stock or a combination of cash and shares of Sunnova’s common stock, at Sunnova’s election.

Sunnova will not be able to redeem the notes prior to June 5, 2024. On or after June 5, 2024, Sunnova may redeem the notes at its option if the last reported sale price of Sunnova’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which Sunnova provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture governing the notes) occurs at any time prior to the maturity date, holders of the notes may require Sunnova to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. In addition, following certain corporate events or if Sunnova issues a notice of redemption, Sunnova will, under certain circumstances, increase the conversion rate for holders who convert their notes in connection with such corporate event or notice of redemption.

Sunnova estimates that the net proceeds from the offering will be approximately $487.1 million (or $560.2 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Sunnova. Sunnova intends to allocate a portion of the net proceeds from the offering to repay outstanding debt, for other general corporate purposes, and to finance or refinance, in whole or in part, recently completed, pending or future Eligible Green Projects. “Eligible Green Projects” include expenditures for renewable energy and energy efficiency. Pending the allocation of any amounts to any Eligible Green Project, we will temporarily hold the allocated proceeds for Eligible Green Projects, at our own discretion, in cash or cash equivalents or other short-term marketable instruments, or repay existing indebtedness, consistent with our investment policy and capital allocation framework. In addition, Sunnova intends to use $79.7 million of the net proceeds to pay the cost of the capped call transactions described below.

In connection with the pricing of the notes, Sunnova entered into capped call transactions (the “capped call transactions”) with certain of the initial purchasers or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Sunnova’s common stock upon any conversion of notes and/or offset any cash payments Sunnova is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $60.00 (which represents a premium of 125.6% over the last reported sale price of Sunnova’s common stock on the New York Stock Exchange on May 17, 2021), subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Sunnova expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedge of the capped call transactions, Sunnova expects the option counterparties or their respective affiliates to purchase shares of Sunnova’s common stock and/or enter into various derivative transactions with respect to Sunnova’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Sunnova’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Sunnova’s common stock and/or purchasing or selling Sunnova’s common stock or other securities of Sunnova in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur on each trading day during the observation 30 day trading period beginning on the 31st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Sunnova’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of Sunnova’s common stock issuable upon conversion of the notes, have been, nor will be, registered under the Securities Act or any state securities laws and, unless so registered, such securities may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplates,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Sunnova’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the expectations in connection with the offering, the use of proceeds from the offering and actions of the option counterparties and the effects on the price of our common stock as a result thereof. Sunnova’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, the effects of the coronavirus pandemic on our business and operations, results of operations and financial position, our competition, fluctuations in the solar and home-building markets, availability of capital, our ability to attract and retain dealers and customers and our dealer and strategic partner relationships. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Sunnova’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The forward-looking statements in this press release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.

ABOUT SUNNOVA

Sunnova Energy International Inc. (NYSE: NOVA) is a leading residential solar and energy storage service provider with customers across the U.S. and its territories. Sunnova’s goal is to be the source of clean, affordable and reliable energy with a simple mission: to power energy independence so that homeowners have the freedom to live life uninterrupted®.

Contacts

Investor Relations:

Rodney McMahan, Vice President Investor Relations

IR@sunnova.com

281.971.3323

MEDIA CONTACT

Alina Eprimian, Media Relations Manager

Alina.eprimian@sunnova.com